Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-132111, 333-134165, 333-150986, 333-154745, and 333-165084 on Form S-8 of our report dated June 25, 2010, relating to the financial statements and supplemental schedules of the United Airlines Pilot Directed Account Plan appearing in this Annual Report on Form 11-K of the United Airlines Pilot Directed Account Plan for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP

Chicago, IL

June 25, 2010